Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On September 20, 2020, Illumina, Inc. entered into the Agreement and Plan of Merger (as amended on February 4, 2021 by the Amendment to the Agreement and Plan of Merger, the “Merger Agreement”) with GRAIL, Inc. (“GRAIL”) and two of Illumina’s wholly owned subsidiaries, pursuant to which, through two successive mergers (the “Mergers”), it will acquire GRAIL (the “Transaction”).

As a result of the Transaction, each share of Class A Common Stock, par value $0.001 per share, Class B Common Stock, par value $0.001 per share, Series A Preferred Stock, par value $0.001 per share, Series B Preferred Stock, par value $0.001 per share, Series C Preferred Stock, par value $0.001 per share, and Series D Preferred Stock, par value $0.001 per share, of GRAIL (collectively, “GRAIL Stock”) issued and outstanding immediately prior to the effective time of the first merger (the “Effective Time”) (other than cancelled shares or dissenting shares) will be automatically converted into, at the holder’s election, either:

•

The right to receive (i) an amount in cash, without interest, equal to the amount obtained by dividing $3,500,000,000 plus the Aggregate Option Exercise Price (as defined below) by the GRAIL Fully Diluted Share Count (as defined in the Merger Agreement) (the “Cash Consideration”), plus (ii) a number of shares of common stock, par value $0.01 per share, of Illumina (the “Illumina Common Stock”) obtained by dividing the Aggregate Stock Consideration (as defined in the Merger Agreement) by the GRAIL Fully Diluted Share Count (the “Stock Consideration”), plus (iii) one contingent value right (a “CVR”) issued by Illumina, subject to and in accordance with the CVR Agreement (as defined in the Merger Agreement) (the “CVR Consideration”); or

•

The right to receive (i) the Cash Consideration, plus (ii) the Stock Consideration, plus (iii) a number of shares of Illumina Common Stock and/or an amount in cash, such number and/or amount to be determined by Illumina in its sole discretion (the “Alternative Consideration”).

In accordance with the terms of the Merger Agreement, Illumina has set the Alternative Consideration at a number of shares of Illumina Common Stock obtained by dividing the Aggregate Alternative Consideration (as defined below) by the GRAIL Fully Diluted Share Count.

“Aggregate Option Exercise Price” means: the aggregate exercise price of all Company Stock Options (as defined in the Merger Agreement) that are outstanding as of immediately prior to the Effective Time.

“Aggregate Alternative Consideration” means: (i) if the Average Illumina Stock Price (as defined below) is an amount greater than or equal to $280, then the Aggregate Alternative Consideration will be a number of shares of Illumina Common Stock equal to the quotient obtained by dividing (x) $850,000,000 by (y) the Average Illumina Stock Price or (ii) if the Average Illumina Stock Price is an amount less than $280, then the Aggregate Alternative Consideration shall be 3,035,714 shares of Illumina Common Stock.

“Average Illumina Stock Price” means: the volume-weighted average trading price of a share of Illumina Common Stock on The NASDAQ Global Select Market over the twenty (20) consecutive trading day period ending on (and including) the trading day that is ten (10) trading days prior to the date of the Effective Time, rounded to four (4) decimal places.

The following unaudited pro forma condensed combined financial information combines the historical financial statements of Illumina and GRAIL, after giving effect to the Transaction and related financing. The unaudited pro forma condensed combined balance sheet is presented as if the Transaction and related financing occurred as of January 3, 2021. The unaudited pro forma condensed combined statement of operations for the twelve months ended January 3, 2021 gives effect to the acquisition as if the Transaction and related financing had occurred on December 30, 2019, the beginning of such period. The unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of Illumina and GRAIL, and the assumptions and adjustments set forth in the accompanying explanatory notes. The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting for business combinations with Illumina considered the acquirer of GRAIL for accounting purposes. See “Note 2 – Basis of presentation” below.

Illumina’s fiscal year is the 52 or 53 weeks ending the Sunday closest to December 31, with quarters of 13 or 14 weeks ending closest to March 31, June 30, September 30 and December 31. GRAIL’s fiscal year is the calendar year. In accordance with the financial statement requirements contained in Article 11 of Regulation S-X, pro forma condensed combined financial information is presented as outlined below:

•

The unaudited pro forma condensed combined balance sheet as of January 3, 2021 is presented as if Illumina’s acquisition of GRAIL had occurred on January 3, 2021, and combines the historical audited consolidated balance sheet of Illumina as of January 3, 2021 with the historical unaudited condensed consolidated balance sheet of GRAIL as of September 30, 2020.

•

The unaudited pro forma condensed statement of operations for the twelve months ended January 3, 2021 is presented as if Illumina’s acquisition of GRAIL had occurred on December 30, 2019, and combines the historical audited consolidated statement of income of Illumina for the fiscal year ended January 3, 2021 with the adjusted historical consolidated statement of operations of GRAIL for the trailing twelve months ended September 30, 2020. GRAIL’s adjusted historical consolidated statement of operations for the trailing twelve months ended September 30, 2020 was derived by taking GRAIL’s historical results of operations for the fiscal year ended December 31, 2019, deducting GRAIL’s historical results of operations for the nine months ended September 30, 2019 and adding GRAIL’s historical results of operations for the nine months ended September 30, 2020.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and notes: (a) the audited consolidated financial statements of Illumina as of and for the year ended January 3, 2021, contained in its Annual Report on Form 10-K for the fiscal year then ended filed with the Securities and Exchange Commission on February 17, 2021; (b) the audited consolidated financial statements of GRAIL as of and for the year ended December 31, 2019, contained in Exhibit 99.1 to this Current Report on Form 8-K; and (c) the unaudited condensed consolidated financial statements of GRAIL as of September 30, 2020 and for the nine months ended September 30, 2020 and 2019, contained in Exhibit 99.2 of this Current Report on Form 8-K.

The acquisition of GRAIL will be accounted for as a business combination and will reflect the application of acquisition accounting in accordance with Accounting Standards Codification (ASC) 805, Business Combinations (“ASC 805”). For purposes of developing the unaudited pro forma condensed combined balance sheet as of January 3, 2021, the acquired GRAIL assets, including identifiable intangible assets and liabilities assumed, have been recorded at their estimated fair values with the excess purchase price assigned to goodwill. The pro forma adjustments are based on preliminary estimates of the fair values of assets acquired and liabilities assumed and information available as of March 4, 2021. Detailed valuations and assessments, including valuations of intangible assets, the CVRs, Illumina’s previously held GRAIL investment, share-based compensation awards as well as the assessment of the tax positions and rates of the combined business, are in process and will not be completed until after the closing of the Transaction. The estimated fair values assigned in this unaudited pro forma condensed combined financial information are preliminary and represent Illumina’s current best estimate of fair value and are subject to revision. Additionally, the number of shares of GRAIL STOCK or options to purchase shares of GRAIL Class A Common Stock, award of restricted stock units with respect to shares of GRAIL Class A Common Stock or award of restricted shares of GRAIL Class A Common Stock (collectively, the “GRAIL Equity Awards”) for which the Alternative Consideration will be elected in lieu of the CVR Consideration cannot be predicted. Accordingly, actual adjustments to the combined company’s financial statements following the acquisition could differ, perhaps materially, from those reflected in the unaudited pro forma condensed combined financial information because the purchase price, assets and liabilities acquired and share-based compensation awards will be recorded at their respective fair values on the date the acquisition is consummated.

GRAIL’s stockholders and holders of vested GRAIL Equity Awards will be provided with the option to elect the right to receive for each share of GRAIL Stock owned and each vested GRAIL Equity Award held by such individual: (i) the Cash Consideration, the Stock Consideration, plus one CVR issued by Illumina (collectively referred to as the “CVR Consideration”) or (ii) the Cash Consideration, the Stock Consideration, plus, and in lieu of a CVR, the Alternative Consideration (collectively the “Non-CVR Consideration”), in each case, for GRAIL Stock Options, less the value of the applicable exercise price. Illumina cannot predict the number of shares or vested GRAIL Equity Awards for which the Alternative Consideration will be elected in lieu of a CVR. As described in the accompanying notes below, the number of shares or vested GRAIL Equity Awards for which the Non-CVR Consideration is elected may impact the mix of equity and CVR consideration payable to the GRAIL stockholders. Accordingly, Illumina is providing unaudited pro forma condensed combined financial information for two alternative scenarios, one which assumes that none of the GRAIL stockholders elects the right to receive the Non-CVR Consideration, and one which assumes that all of the GRAIL stockholders elect the right to receive the Non-CVR Consideration.

The value of the stock component of the purchase price may fluctuate with the market price of Illumina Common Stock and with the number of Illumina shares issued, determined based on the weighted average trading price of Illumina Common Stock for the 20 consecutive trading days ending on (and including) the trading day that is 10 trading days prior to the closing date of the Transaction (the “Closing Date”), subject, in the case of the Stock Consideration, to a collar of $295 to $399 and, in the case of the Alternative Consideration, to a floor of $280. As such, the actual purchase price may vary from the results shown.

GRAIL Equity Awards that are unvested, after taking into account the accelerated vesting as provided in the Merger Agreement, will, immediately prior to the Effective Time, be canceled in exchange for an equivalent equity award (i.e., stock options, restricted shares or restricted stock units, as applicable) with respect to shares of Illumina Common Stock. The number of shares of Illumina Common Stock subject to such converted award will be equal to the product (rounded down to the nearest whole share) of (i) the number of shares of GRAIL Stock subject to the unvested portion of the applicable GRAIL Equity Award and (ii) at the holder’s election, the CVR Consideration Award Ratio or the Non-CVR Consideration Award Ratio. If the CVR Consideration Award Ratio is elected with respect to an unvested GRAIL Equity Award, the holder will also receive a number of fully vested CVRs equal to the number of shares of GRAIL Stock subject to the unvested portion of such GRAIL Equity Award. Illumina cannot predict the number of unvested GRAIL Equity Awards for which the CVR Consideration Award Ratio or the Non-CVR Consideration Award Ratio will be elected. As described in the accompanying notes below, the number of converted equity awards issued may impact the fair value of share-based compensation awards attributable to pre-combination service, the fair value of share-based compensation awards attributable to post-combination service or the CVR consideration payable to equity award holders. Accordingly, Illumina is providing the unaudited pro forma condensed combined financial information for two alternative scenarios, one which assumes that none of the holders of unvested GRAIL Equity Awards elects the right to receive the Non-CVR Consideration Award Ratio, and one which assumes that all of the holders of unvested GRAIL Equity Awards elect the right to receive the Non-CVR Consideration Award Ratio.

The unaudited pro forma condensed combined financial information is shown under the following two scenarios:

(1)

CVR Scenario (“Scenario 1”): Assumes none of the GRAIL stockholders elect the right to receive the Non-CVR Consideration and none of the holders of GRAIL Equity Awards elect the right to receive the Non-CVR Consideration Award Ratio.

(2)

Alternative Consideration Scenario (“Scenario 2”): Assumes all of the GRAIL stockholders elect the right to receive the Non-CVR Consideration and all of the holders of GRAIL Equity Awards elect the right to receive the Non-CVR Consideration Award Ratio.

The pro forma financial information has been prepared by Illumina in accordance with Article 11 of Regulation S-X (Pro Forma Financial Information). The unaudited pro forma condensed combined financial information is provided for illustrative purposes only, does not necessarily reflect what the actual consolidated results of operations would have been had the acquisition occurred on the dates assumed and may not be useful in predicting the future consolidated results of operations or financial position. Illumina’s results of operations and actual financial position may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JANUARY 3, 2021

(In millions)

	Historical		Pro Forma
			Scenario 1		Scenario 2				Scenario 1	Scenario 2
	Illumina	GRAIL	Transaction accounting adjustments	Notes	Transaction accounting adjustments	Notes	Other transaction accounting adjustments	Notes	Pro forma combined	Pro forma combined
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$3,472	$632	$(3,048)	A	$(3,048)	A	$992	M	$2,048	$2,048
Accounts receivable, net	487	—	(1)	B	(1)	B	—		486	486
Inventory	372	—	—		—		—		372	372
Prepaid expenses and other current assets	152	7	—		—		(7)	N	152	152

Total current assets	4,483	639	(3,049)		(3,049)		985		3,058	3,058
Property and equipment, net	922	25	—		—		—		947	947
Operating lease right-of-use assets	532	52	—		—		—		584	584
Goodwill	897	—	6,585	C	6,039	C	—		7,482	6,936
Intangible assets, net	142	—	2,630	C	2,630	C	—		2,772	2,772
Deferred tax assets, net	20	—	—		—		—		20	20
Other assets	589	11	(250)	D	(250)	D	—		350	350

Total assets	$7,585	$727	$5,916		$5,370		$985		$15,213	$14,667

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$192	$8	$(1)	B	$(1)	B	$—		$199	$199
Accrued liabilities	541	52	99	E	99	E	—		692	692
Long-term debt, current portion	511	—	—		—		—		511	511

Total current liabilities	1,244	60	98		98		—		1,402	1,402
Operating lease liabilities	671	54	—		—		—		725	725
Long-term debt	673	—	—		—		992	M	1,665	1,665
Other long-term liabilities	303	3	58	F	74	F	—		1,782	380
			1,165	G	—
			253	G	—

	Historical		Pro Forma
			Scenario 1		Scenario 2				Scenario 1	Scenario 2
	Illumina	GRAIL	Transaction accounting adjustments	Notes	Transaction accounting adjustments	Notes	Other transaction accounting adjustments	Notes	Pro forma combined	Pro forma combined
Redeemable convertible preferred stock:
Series A	—	68	(68)	H	(68)	H	—		—	—
Series B	—	1,235	(1,235)	H	(1,235)	H	—		—	—
Series C	—	300	(300)	H	(300)	H	—		—	—
Series D	—	392	(392)	H	(392)	H	—		—	—

Total redeemable convertible preferred stock	—	1,995	(1,995)		(1,995)		—		—	—
Stockholders’ equity (shareholders’ deficit):
Common stock	2	—	—		—		—		2	2
Additional paid-in capital	3,815	133	4,588	H	4,588	H	—		8,409	9,174
			(133)	H	(133)	H
			6	I	6	I
			—		639	K
					126	L
Accumulated other comprehensive income (loss)	2	4	(4)	H	(4)	H	—		2	2
Retained earnings (accumulated deficit)	4,723	(1,522)	1,069	D	988	D	(7)	N	4,836	4,868
			(99)	E	(99)	E
			41	F	41	F
			(253)	G	—
			1,522	H	1,522	H
			(638)	J	(638)	J
			—		(140)	L
Treasury stock, at cost	(3,848)	—	238	H	238	H	—		(3,610)	(3,551)
			—		45	K
			—		14	L

Total stockholders’ equity (shareholders’ deficit)	4,694	(1,385)	6,337		7,193		(7)		9,639	10,495

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (shareholders’ deficit)	$7,585	$727	$5,916		$5,370		$985		$15,213	$14,667

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED JANUARY 3, 2021

(In millions, except per share amounts)

	Historical		Pro Forma
			Scenario 1		Scenario 2				Scenario 1	Scenario 2
	Illumina	GRAIL	Transaction accounting adjustments	Notes	Transaction accounting adjustments	Notes	Other transaction accounting adjustments	Notes	Pro forma combined	Pro forma combined
Revenue:
Product revenue	$2,735	$—	$(6)	O	$(6)	O	$—		$2,729	$2,729
Service and other revenue	504	—	—		—		—		504	504

Total revenue	3,239	—	(6)		(6)		—		3,233	3,233
Cost of revenue:
Cost of product revenue	788	—	—		—		—		788	788
Cost of service and other revenue	220	—	—		—		—		220	220
Amortization of acquired intangible assets	28	—	—		—		—		28	28

Total cost of revenue	1,036	—	—		—		—		1,036	1,036

Gross profit	2,203	—	(6)		(6)		—		2,197	2,197

Operating expense:
Research and development	682	175	43	G	—		—		1,117	1,099
			9	I	9	I
			108	J	108	J
			—		24	L
			(6)	O	(6)	O
			106	P	106	P
					1	Q
Selling, general and administrative	941	112	99	E	99	E	—		1,903	1,816
			210	G	—
			43	I	43	I
			530	J	530	J
			—		116	L
			3	P	3	P
			—		7	Q
			(35)	R	(35)	R

Total operating expense	1,623	287	1,110		1005		—		3,020	2,915

	Historical		Pro Forma
			Scenario 1		Scenario 2				Scenario 1	Scenario 2
	Illumina	GRAIL	Transaction accounting adjustments	Notes	Transaction accounting adjustments	Notes	Other transaction accounting adjustments	Notes	Pro forma combined	Pro forma combined
Income (loss) from operations	580	(287)	(1,116)		(1,011)		—		(823)	(718)
Other income (expense):
Interest income	41	7	—		—		—		48	48
Interest expense	(49)	—	—		—		(17)	T	(73)	(73)
							(7)	N
Other income (expense), net	284	(3)	1,069	D	988	D	—		1,350	1,269

Total other income, net	276	4	1,069		988		(24)		1,325	1,244

Income (loss) before income taxes	856	(283)	(47)		(23)		(24)		502	526
Provision for (benefit from) income taxes	200	—	(91)	F	(91)	F	(6)	U	103	103

Consolidated net income	$656	$(283)	$44		$68		$(18)		$399	$423

Earnings per share:
Basic	$4.48								$2.55	$2.67
Diluted	$4.45								$2.54	$2.66
Shares used in computing earnings per share:
Basic	147		10	H	10	H	—		157	158
					1	S
Diluted	148		10	H	10	H	—		158	159
					1	S

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of the proposed GRAIL acquisition

On September 20, 2020, Illumina entered into the Merger Agreement to acquire GRAIL for $3.5 billion in cash, plus the Aggregate Option Exercise Price of all GRAIL Stock Options, and $4.5 billion in shares of Illumina Common Stock, subject to a collar, plus an option to receive CVRs or the Alternative Consideration. On February 4, 2021, Illumina and GRAIL entered into an amendment to the Merger Agreement. The Transaction, which is expected to close in the second half of 2021, is subject to certain customary closing conditions, including the Company Stockholder Approvals (as defined in the Merger Agreement) and the receipt of required regulatory approvals.

The Cash Consideration for the Transaction is expected to be funded using balance sheet cash, plus up to $1 billion in capital raised through a debt issuance. In advance of this anticipated issuance, Illumina has obtained a bridge facility commitment letter from Goldman Sachs Bank USA for a 364-day senior unsecured bridge loan facility, in an aggregate principal amount of $1 billion. The bridge facility commitment letter is subject to certain conditions, including consummation of the Mergers pursuant to the Merger Agreement. It is anticipated that some or all of the bridge facility will be replaced or repaid by Illumina through the issuance of debt securities. Illumina ultimately does not expect to utilize the bridge facility, and if necessary, expects to be able to obtain more cost-effective, permanent debt financing at a later date. The accompanying unaudited pro forma condensed combined financial information reflects the estimated cost of borrowing under an anticipated debt financing.

In connection with the Transaction, GRAIL stockholders and holders of GRAIL Equity Awards will have the option to elect to receive CVRs, which will entitle holders to receive future payments representing a pro rata portion of certain revenues (calculated in accordance with the CVR Agreement) each year for a 12-year period. Each holder of a CVR will be entitled to receive a pro rata portion of 2.5% of Covered Revenues (as defined in the CVR Agreement), if any, up to and including $1 billion, plus 9.0% of Covered Revenues, if any, in excess of $1 billion, with such $1 billion threshold measured over an annual period to correspond with Illumina’s fiscal year. GRAIL stockholders and holders of vested GRAIL Equity Awards have the option to receive the Alternative Consideration, which is additional stock consideration, in an amount equal to $850 million in shares of Illumina Common Stock, subject to a floor price, divided by the GRAIL Fully Diluted Share Count, in lieu of the CVRs. Holders of unvested GRAIL Equity Awards have the right to receive an equity award with respect to a number of shares based on the Non-CVR Consideration Award Ratio, which is expected to result in a larger number of converted awards in lieu of holders’ receiving fully vested CVRs in addition to the converted awards.

As a result of the Transaction not being completed by December 20, 2020, on December 21, 2020, Illumina began making monthly cash payments to GRAIL of $35 million (the “Continuation Payments”). Illumina will continue making the monthly Continuation Payments to GRAIL until the earlier of the Closing Date or termination of the Merger Agreement, subject to certain exceptions. If the Merger Agreement is terminated, Illumina will receive shares of non-voting GRAIL preferred stock in respect of all Continuation Payments in excess of $315 million, subject to certain terms and conditions.

The Merger Agreement contains certain termination rights if the consummation of the Mergers does not occur on or before September 20, 2021, subject to a three-month extension related to obtaining certain required regulatory clearances. Upon termination of the Merger Agreement under specified circumstances, Illumina would be required to pay a termination fee of $300 million and make an additional $300 million investment in GRAIL in exchange for shares of non-voting GRAIL preferred stock, subject to certain terms and conditions.

2.	Basis of presentation

The accompanying unaudited pro forma condensed combined financial information gives effect to the acquisition of GRAIL by Illumina. The unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of Illumina and GRAIL, and the assumptions and adjustments set forth in these notes. In accordance with the financial statement requirements contained in Article 11 of Regulation S-X, pro forma condensed combined financial information is presented as outlined below:

•

The unaudited pro forma condensed combined balance sheet as of January 3, 2021 is presented as if Illumina’s acquisition of GRAIL had occurred on January 3, 2021, and combines the historical audited consolidated balance sheet of Illumina as of January 3, 2021 with the historical unaudited consolidated balance sheet of GRAIL as of September 30, 2020.

•

The unaudited pro forma condensed statement of operations for the twelve months ended January 3, 2021 is presented as if Illumina’s acquisition of GRAIL had occurred on December 30, 2019, and combines the historical audited consolidated statement of income of Illumina for the fiscal year ended January 3, 2021 with the adjusted historical consolidated statement of operations of GRAIL for the trailing twelve months ended September 30, 2020. GRAIL’s adjusted historical consolidated statement of operations for the trailing twelve months ended September 30, 2020 was derived by taking GRAIL’s historical results of operations for the fiscal year ended December 31, 2019, deducting GRAIL’s historical results of operations for the nine months ended September 30, 2019 and adding GRAIL’s historical results of operations for the nine months ended September 30, 2020.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is based on available information and reasonable assumptions. It does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Illumina would have been if the acquisition occurred on the dates indicated, nor is it necessarily indicative of future consolidated results of operations or consolidated financial position. The actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value not currently identified and changes in financial position and operating results following the date of the unaudited pro forma condensed combined financial information.

Pro forma transaction accounting adjustments are included only to the extent they are adjustments that reflect the accounting for the Transaction in accordance with U.S. GAAP.

The acquisition will be accounted for using the acquisition method of accounting with Illumina as the accounting acquirer and GRAIL as the accounting acquiree. The unaudited pro forma condensed combined financial information reflects the preliminary assessment of fair values assigned to components of the purchase price, share-based compensation awards, as well as fair values and useful lives assigned to assets acquired and liabilities assumed. Fair value estimates were based on preliminary discussions between Illumina and GRAIL and through due diligence efforts. The detailed valuation studies necessary to arrive at the required estimates of the fair values for components of the purchase price, share-based compensation awards and for the assets acquired and liabilities assumed have not yet been completed. Components of the purchase price that are subject to preparation of valuation studies to determine the appropriate fair value includes the CVRs, previously held GRAIL investment and share-based compensation awards attributable to pre-combination services. Significant assets and liabilities that are subject to preparation of valuation studies to determine the appropriate fair value adjustments include intangible assets, deferred income tax liability and accrued costs. Changes to the purchase price and the fair values of these assets and liabilities will also result in changes to goodwill recorded from the acquisition, which could be material.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of Illumina included in its annual report on Form 10-K for the year ended January 3, 2021.

3.	Preliminary purchase price

The fair value of the purchase price in the unaudited pro forma condensed combined financial information below is based on the Illumina Common Stock’s closing price of $492.55 on February 16, 2021. The value of the purchase price will change based on fluctuations in the share price of the Illumina Common Stock, the number of GRAIL shares outstanding on the Closing Date, changes in the estimate of the fair value of the CVRs, the number of shares or GRAIL Equity Awards for which the right to receive the Non-CVR Consideration or the Non-CVR Consideration Award Ratio, as applicable, is elected and the number of GRAIL Equity Awards that are vested as of the Closing Date.

For purposes of preparation of the unaudited condensed combined pro forma financial information, the purchase price has been estimated assuming two scenarios:

(1)

CVR Scenario (“Scenario 1”): Assumes none of the GRAIL stockholders elect the right to receive the Non-CVR Consideration and none of the holders of GRAIL Equity Awards elect the right to receive the Non-CVR Consideration Award Ratio

(2)

Alternative Consideration Scenario (“Scenario 2”): Assumes all of the GRAIL stockholders elect the right to receive the Non-CVR Consideration and all of the holders of GRAIL Equity Awards elect the right to receive the Non-CVR Consideration Award Ratio.

The following table summarizes the components of the estimated purchase price (in millions, except per-share information):

	Scenario 1	Scenario 2
GRAIL shares outstanding, net of Illumina’s shares	613	613
Cash consideration per GRAIL share	$4.54	$4.54

Cash portion of purchase price	2,787	2,787
Less exercise price for vested stock options	25	25

Net cash consideration	$2,762	$2,762
GRAIL shares outstanding, net of Illumina’s shares	613	613
Exchange ratio	0.0140	0.0140
Illumina common shares issued	9	9
Illumina’s share price	$492.55	$492.55

Net stock consideration	$4,218	$4,218

Total estimated cash and stock portion of purchase price	$6,980	$6,980

Fair value of CVRs	1,165	—
Fair value of alternative consideration	—	684
Fair value of previously held GRAIL investment	1,319	1,238
Fair value of share-based compensation awards attributable to pre-combination service	263	263

Total estimated purchase price	$9,727	$9,165

The estimated purchase price is variable depending upon the market value of Illumina Common Stock at acquisition and upon the number of shares of Illumina Common Stock issued, determined based on the weighted average trading price of Illumina Common Stock for the 20 consecutive trading days ending on (and including) the trading day that is 10 trading days prior to the Closing Date, subject, in the case of the Stock Consideration, to a collar of $295 to $399 and, in the case of the Alternative Consideration, to a floor of $280. Management performed a sensitivity analysis over the change in the fair value of the purchase price, exclusive of either the CVR or the Alternative Consideration. A change in the market price of Illumina Common Stock of +- 50% from the price of $492.55 would result in a purchase price $2.4 billion higher or $1.6 billion lower, which would have been reflected as an offsetting adjustment to goodwill in the unaudited pro forma condensed combined balance sheet.

The preliminary estimated fair value of the CVRs was derived using a Monte Carlo simulation and could change materially once the final valuation is determined.

The estimated value of the Alternative Consideration attributable to the purchase price is the product of the estimated Alternative Consideration Exchange Ratio, the number of shares held by GRAIL Shareholders, excluding Illumina, and the stock price on February 16, 2021 of $492.55. The estimated Alternative Consideration Exchange Ratio of 0.0024 is equal to the $850M Alternative Consideration offer divided by the 20-trading day volume weighted average price (assumed to be $441.75) divided by the GRAIL Fully Diluted Share Count.

The preliminary estimate of the fair value of Illumina’s previously held GRAIL investment is based on the overall purchase consideration and Illumina’s percentage ownership of GRAIL prior to the acquisition.

The preliminary estimate of the fair value of share-based compensation awards attributable to pre-combination service relates to GRAIL Equity Awards that will vest upon acceleration as provided in the Merger Agreement or will be converted into options to purchase shares of Illumina Common Stock, awards with respect to restricted shares of Illumina Common Stock or restricted stock units with respect to Illumina Common Stock, as applicable. Additionally, holders of GRAIL Equity Awards may also receive CVRs based on terms specified in the Merger Agreement. The fair value of the converted share-based compensation awards attributable to pre-combination service will be recognized as part of the purchase price, and the fair value of the converted share-based compensation awards attributable to post-combination service will be recognized as expense over the post-combination service period.

The number of shares of Illumina Common Stock issued to holders of GRAIL Stock and converted share-based compensation awards is dependent on the number of GRAIL shares and share-based compensation awards outstanding on the Closing Date.

For purposes of this pro forma analysis, the above estimated purchase price has been allocated as follows based on a preliminary estimate of the fair value of assets and liabilities to be acquired as of January 3, 2021:

	Scenario 1	Scenario 2
Assets acquired	$727	$727
Developed technology	2,110	2,110
IPR&D	490	490
Tradename	30	30
Goodwill	6,585	6,039
Deferred tax liability	(99)	(115)
Liabilities assumed	$(116)	$(116)

Total estimated purchase price	$9,727	$9,165

This preliminary purchase price allocation has been used to prepare the Transaction accounting adjustments in the unaudited pro forma condensed combined financial information. The final purchase price allocation will be determined when Illumina has completed the detailed valuations and necessary calculations as described in more detail in the explanatory notes below. The final allocation is expected to be completed within the measurement period, as defined in ASC 805, following the close of the Transaction and could differ materially from the preliminary allocation used in the Transaction accounting adjustments detailed below.

4.	Transaction accounting adjustments

Adjustments included in the column under the headings “Transaction accounting adjustments” in the balance sheet depict the accounting for the acquisition required by U.S. GAAP and in the statement of operations for the twelve months ended January 3, 2021 depict the effects of the pro forma balance sheet adjustments, assuming those adjustments were made as of December 30, 2019. Transaction accounting adjustments reflect the application of required accounting to the Transaction for the two scenarios contemplated as described above, applying the effects of the acquisition of GRAIL to Illumina’s historical financial information. Adjustments included in the column under the heading “Other transaction accounting adjustments” represent the related financing of the GRAIL acquisition.

The Transaction accounting adjustments and the Other transaction accounting adjustments included in the unaudited pro forma condensed combined financial information are as follows:

A.	To record the net cash paid to GRAIL stockholders, net of Illumina’s shares of GRAIL stock, of $2.8 billion and net cash paid to holders of accelerated share-based compensation awards of $286 million.

B.

To adjust the accounts receivable for the amounts due from GRAIL generated prior to the acquisition. Any payments owed from GRAIL prior to the closing of the Transaction will not be included in the assets acquired.

C.

To record the estimated fair value of the intangible assets and goodwill from the acquisition. Goodwill, representing the excess of the purchase price over the fair value of the net assets to be acquired, is estimated to be $6.6 billion in Scenario 1 and $6.0 billion in Scenario 2. The difference in estimated goodwill between Scenario 1 and Scenario 2 is attributable to the differences in the estimated purchase price. These allocations are based on preliminary estimates and the final allocation may differ materially as changes to the initial valuation of the purchase price or net assets acquired will be allocated to goodwill. For each $1 billion increase or decrease in the fair value of definite-lived intangible assets assuming a weighted-average useful life of approximately 20 years, annual amortization expense would increase or decrease by approximately $50 million.

D.

To remove Illumina’s investment in GRAIL of $250 million. The estimated related gain on the GRAIL investment of $1,069 million in Scenario 1 and $988 million Scenario 2 is reflected in Retained earnings (accumulated deficit) as of January 3, 2021 and in Other income (expense), net for the year ended January 3, 2021. The estimated related gain is based on Illumina’s preliminary estimated fair value of its GRAIL investment based on the estimated purchase price in Scenario 1 and Scenario 2 and may differ materially once the final fair value is determined.

E.

To reflect an accrual for estimated additional Transaction costs of $99 million. Transaction costs of $50 million are included in the historical statements of income. These costs will not affect the statement of income beyond twelve months after the acquisition date.

F.

To record a deferred tax liability of $99 million for Scenario 1 and $115 million for Scenario 2 for the net acquired intangibles, partially offset by net operating losses, tax credits and the elimination of the deferred tax impact of $41 million for both Scenario 1 and Scenario 2 related to Illumina’s investment in GRAIL, which is included in retained earnings at January 3, 2021. The benefit from income taxes of $91 million for both Scenario 1 and Scenario 2 is attributable to the losses from GRAIL and the transaction accounting adjustments. These estimates are based on a preliminary review that is subject to revision as further information is gathered and interpreted.

G.

To record the estimated fair value of the Scenario 1 CVR Consideration of $1.2 billion payable to GRAIL stockholders, which is reflected in the purchase price, and $253 million payable to holders of GRAIL Equity Awards, which is reflected as operating expense in the unaudited pro forma condensed combined statement of operations for the year ended January 3, 2021 and as a reduction to Retained earnings (accumulated deficit) in the unaudited pro forma condensed combined balance sheet as of January 3, 2021. Of the $253 million reflected in operating expense, $43 million is recorded to research and development expense and $210 million is recorded to selling, general and administrative expense. The preliminary estimated fair value of the CVR Consideration was derived using a Monte Carlo simulation and could change materially once the final valuation is determined.

H.

To reflect the issuance of Illumina Common Stock for the Stock Consideration to GRAIL stockholders and the elimination of GRAIL’s historical balances in redeemable convertible preferred stock and stockholders’ deficit balances. The estimated issuance of 9 million and 1 million shares of Stock Consideration to GRAIL stockholders and holders of accelerated share-based compensation awards, respectively, is reflected in the shares used to calculate earnings per share and will be issued from Treasury stock, at cost of $238 million. The excess of fair value over cost of approximately $4.6 billion is reflected in additional paid in capital.

I.

To record the estimated share-based compensation expense of $9 million to research and development expense and $43 million to selling, general and administrative expense for the year ended January 3, 2021 related to converted awards issued to continuing employees as part of the Mergers for the services to be provided over the post-combination service period, which is expected to occur within the first twelve months after the Closing Date. The estimated share-based compensation expense for the pre-combination services of $6 million is allocated to the purchase price and reflected as additional paid-in capital in the unaudited condensed combined pro forma balance sheet as of January 3, 2021. The preparation of valuation studies to determine the appropriate fair value and allocation of the share-based awards have not yet been completed and any resulting change in the fair value would have a direct impact to share-based compensation expense.

J.

To reflect the acceleration of certain unvested shared-based awards of GRAIL at the Closing Date, the estimated fair value of the share-based compensation awards attributable to pre-combination service awards of $263 million is reflected as purchase price and the estimated fair value attributable to post-combination service of $638 million is reflected as operating expense in the unaudited pro forma condensed combined statement of operations for the year ended January 3, 2021 and as a reduction to Retained earnings (accumulated deficit) in the unaudited pro forma condensed combined balance sheet as of January 3, 2021. Of the $638 million estimated stock-based compensation expense reflected as operating expense, $108 million is recorded to research and development expense and $530 million is recorded to selling, general and administrative expense. The preparation of valuation studies to determine the appropriate fair value of the share-based awards have not yet been completed and the amounts reflected could change materially once the final valuation is determined.

K.

To reflect the Scenario 2 issuance of Illumina Common Stock for the Alternative Consideration to GRAIL stockholders. The estimated fair value of $684 million of 1 million shares of Alternative Consideration issuable to GRAIL stockholders is reflected in the purchase price. The shares will be issued from Treasury stock at cost of $45 million, and the excess of fair value over cost of approximately $639 million is reflected in additional paid in capital.

L.

To reflect the Scenario 2 issuance of Illumina Common Stock for the Alternative Consideration to GRAIL holders of vested GRAIL Equity Awards. The estimated fair value of $140 million of 0.3 million shares of Alternative Consideration issuable to holders of vested GRAIL Equity Awards is reflected as operating expense in the unaudited pro forma condensed combined statement of operations for the year ended January 3, 2021 and as a reduction to Retained earnings (accumulated deficit) in the unaudited pro forma condensed combined balance sheet as of January 3, 2021. The shares will be issued from Treasury stock at cost of $14 million, and the excess of fair value over cost of approximately $126 million is reflected in additional paid in capital. Of the $140 million estimated stock-based compensation expense reflected in operating expense, $24 million is recorded to research and development expense and $116 million is recorded to selling, general and administrative expense.

M.

To reflect the assumption that the existing $1 billion bridge term loan facility will be replaced by $1 billion of debt, rather than issuance of equity, to fund a portion of the Cash Consideration and related Transaction costs. The $992 million is net of estimated amortizable financing-related Transaction fees of $8 million.

N.	To reflect the recognition of $7 million in unamortized bridge term loan fees. These costs will not affect the statement of income beyond twelve months after the acquisition date.

O.	To eliminate intercompany revenues and expenses between Illumina and GRAIL.

P.

To record the amortization expense of $109 million for the year ended January 3, 2021 for the intangible assets acquired as part of the Mergers. The acquired intangible assets have been amortized using a weighted-average estimated useful life of approximately 20 years. Amortization expense of $106 million for the developed technology intangible asset is recognized as research and development expense, as there is no related revenue in the statements of operations for the year ended January 3, 2021, based on an estimated useful life of 20 years. Amortization expense of $3 million of the tradename is recognized as selling, general and administrative expense based on an estimated useful life of 10 years. The amortization of the intangible assets is based on a straight-line amortization method as this represents management’s best estimate of the pattern of utilization for the intangible assets. Illumina is still in process of evaluating the fair value of the intangible assets, and any resulting change in the fair value or estimated useful lives would have a direct impact to amortization expense.

Q.

To reflect the Scenario 2 estimated share-based compensation expense of $1 million to research and development expense and $7 million to selling, general and administrative expense for the year ended January 3, 2021 related to converted awards issued at the Non-CVR Consideration Award Ratio to continuing employees as part of the Mergers for the services to be provided over the post-combination service period. The post-combination service period is expected to occur within the first twelve months after the Closing Date. The preparation of valuation studies to determine the appropriate fair value and allocation of the share-based awards have not yet been completed and any resulting change in the fair value would have a direct impact to share-based compensation expense.

R.	To eliminate a $35 million continuation payment made to GRAIL in December 2020 in accordance with terms of the Merger Agreement.

S.	To reflect the Scenario 2 issuance of 1 million shares of Illumina Common Stock for the Alternative Consideration to GRAIL stockholders and holders of vested GRAIL Equity Awards.

T.

To reflect interest expense, which consists of (i) interest expense ($15 million for the year ended January 3, 2021) for the $1 billion expected debt financing using a weighted average interest rate of 1.53% and (ii) amortization of financing costs ($2 million for the year ended January 3, 2021). A one-eighth percent change in the interest rate would result in an increase or a decrease in the pro forma interest expense by $1 million for the year ended January 3, 2021.

U.	To reflect the related income tax effect of the other transaction accounting adjustments related to the financing activities.